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                                                                     EXHIBIT 5.1









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                        VERTEX COMMUNICATIONS CORPORATION

                                   EXHIBIT 5.1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


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                                                                     Exhibit 5.1

                                THOMPSON & KNIGHT
                           A PROFESSIONAL CORPORATION
                            ATTORNEYS AND COUNSELORS

                         1700 PACIFIC AVENUE, SUITE 3300
                            DALLAS, TEXAS 75201-4693
                                 (214) 969-1700
                               FAX (214) 969-1751

                                  May 22, 1998



Vertex Communications Corporation
2600 North Longview Street
Kilgore, Texas 756622

Re:      VERTEX COMMUNICATIONS CORPORATION;
         FORM S-3 REGISTRATION STATEMENT

Gentlemen:

         We have acted as counsel for Vertex Communications Corporation, a Texas corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), covering the proposed sale of up to 474,349 shares (the "Shares") of Common Stock, par value $.10 per share, of the Company by the Selling Shareholders named therein (the "Selling Shareholders"). The Shares are proposed to be sold by the Selling Shareholders in the manner set forth in the Prospectus constituting Part I of the Registration Statement under the caption "Plan of Distribution".

         In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company, certificates of public officials and other instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. As to questions of fact material to such opinion, we have, where relevant facts are not independently established, relied upon statements of officers of the Company.

         On the basis of the foregoing and in reliance thereon, we advise you that in our opinion the Shares to be sold by the Selling Shareholders pursuant to the Registration Statement have been duly and validly authorized by the Company and, when sold by the Selling Shareholders as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 of the Registration Statement and to the reference to us in the Prospectus under the caption "Legal Matters". In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.



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Vertex Communications Corporation
May 22, 1998
Page 2



                                        Respectfully submitted,

                                        THOMPSON & KNIGHT, P.C.
                                        A Professional Corporation



                                        By:  /s/ Bill R. Womble
                                             -----------------------------------
                                             BILL R. WOMBLE, Attorney